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                                                              Exhibit (a)(1)(iv)

                                  ELECTION FORM

Name of Optionholder:
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Employee I.D. #:
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e-mail address:
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Contact Phone #:
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Date:
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PLEASE READ THE FOLLOWING ELECTION FORM CAREFULLY, CHECK THE APPROPRIATE BOX AND
FILL IN ANY REQUIRED INFORMATION, AND THEN RETURN THE ELECTION FORM AS INDICATED ON THE ATTACHED INSTRUCTION SHEET.

I have received the offer to exchange dated February 1, 2002 relating to the offer to exchange all of my options to purchase KPMG Consulting, Inc. ("KPMG Consulting") common stock having an exercise price of $55.50 per share granted to me by KPMG Consulting under the KPMG Consulting, Inc. 2000 Long-Term Incentive Plan.

I understand that I am eligible to tender eligible options and receive replacement options pursuant to this option exchange program only if I:

     o    am an employee of KPMG Consulting or one of its subsidiaries;
     o    am not a director or executive officer of KPMG Consulting; and
     o    hold at least one (1) eligible option on February 1, 2002.

I understand that I may only exchange options that have an exercise price of $55.50 per share that were granted to me under the KPMG Consulting, Inc. 2000 Long-Term Incentive Plan. I further understand that I must elect to exchange all or none of those options and that I cannot exchange only a portion of an outstanding option.

In return for those options I elect to exchange, and subject to the terms of the Offer to Exchange, KPMG Consulting will grant me replacement options entitling me to purchase a number of shares of KPMG Consulting Common Stock that is equal to the number of shares subject to the options I elect to exchange and that are accepted by KPMG Consulting. These replacement options will be granted on a specified date (the "replacement grant date") that is at least six (6) months and one (1) day from the date my exchanged options are canceled, unless the offer is extended.

In order to remain eligible to receive replacement options, I understand that I must remain an employee of KPMG Consulting or one of its subsidiaries through the replacement grant date. I acknowledge that if I do not remain an employee of KPMG Consulting or one of its subsidiaries for any reason, including my death, through the replacement grant date, I will not receive any new options or any other payment or other consideration for the options that are elected by me for exchange and canceled under the exchange offer. I understand that this offer is scheduled to expire at 12:00 Midnight, Eastern Standard Time, on Friday,
March 1, 2002, unless you extend this offer, and that after the expiration date, all of my obligations under this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

I understand that all of the terms of the replacement options will be the same as the terms of the canceled eligible options, except that (1) the exercise price of the replacement options will be equal to 110% of the last sale price of KPMG Consulting common stock on the replacement grant date, (2) the replacement options will expire 10 years after the date they are granted, and (3) the replacement options will, subject to the terms and conditions of a new option grant agreement and award notice, vest 1/3 on each of the first three anniversaries of the date the replacement options are granted, regardless of the vesting schedule that was applicable to the eligible options tendered in exchange and regardless of whether or not my eligible options were fully or partially vested.

The new options I receive will be subject to the terms and conditions of (1) the KPMG Consulting, Inc. 2000 Long-Term Incentive Plan, as amended, and (2) a new option agreement and award notice between KPMG Consulting and me that will be forwarded to me after the grant of the new options.


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If I am married and live in Arizona, California, Idaho, Louisiana, Nevada, New
Mexico, Texas, Washington or Wisconsin, by signing below I certify that my spouse (1) has read and approved (a) the cancellation of all of my options to purchase KPMG Common Stock having an exercise price of $55.50 per share pursuant to this Election Form and the Offer to Exchange or, as applicable, (b) the decision to not participate in the offer; (2) has agreed to be irrevocably bound by this Election Form and further agreed that any community property interest shall similarly be bound by this Election Form; and (3) has appointed me as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Please indicate your decision by checking one of the paragraphs below.

_____ I CHOOSE NOT TO PARTICIPATE IN THE OFFER TO EXCHANGE. I do not wish to tender any of my eligible options for exchange. I understand that at any time prior to the expiration of the offer to exchange, which is currently scheduled for Midnight, Eastern Standard Time, on Friday March 1, 2002, I can change my election and tender my eligible options in connection with the offer by returning a properly completed Election Form indicating such preference.

_____ I CHOOSE TO TENDER MY ELIGIBLE OPTIONS FOR CANCELLATION AND EXCHANGE. I recognize that, under certain circumstances set forth in the Offer to Exchange, KPMG Consulting may cancel, extend or amend the offer. In any such event, I understand that the options elected for exchange but not accepted will remain in effect without change.

I hereby give up my entire ownership interest in the options to purchase KPMG Common Stock having an exercise price of $55.50 per share granted to me by KPMG Consulting. I understand all of these options and any certificates or other documentation evidencing such option grant(s) will become null and void on March 2, 2002, unless this offer is extended. I acknowledge that this election is entirely voluntary, and that I am aware that I may withdraw my acceptance of the exchange offer at any time until 12:00 Midnight, Eastern Standard Time, on Friday, March 1, 2002, using the Notice of Withdrawal that has been provided to me. I also acknowledge that this election will be irrevocable after 12:00 Midnight, Eastern Standard Time, on Friday, March 1, 2002, unless the offer is extended by KPMG Consulting in its sole discretion, in which case the offer will become irrevocable upon expiration of the extension.

I hereby elect to exchange and cancel all of the options to purchase KPMG Common Stock having an exercise price of $55.50 per share granted to me by KPMG Consulting. I have the full power and authority to elect to exchange these options.




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Optionholder's Signature                                              Date



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Optionholder's Name (please print or type)


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Instructions:

1. Whether or not you elect to participate in the offer to exchange, please complete this Election Form and send it as soon as possible to the
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     attention of Linda Chan, Stock Plan Manager, by electronic mail as
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     indicated below, interoffice mail, facsimile (212-954-7113), or regular or overnight mail (KPMG Consulting, Inc., Attn: Option Exchange, 757 Third Avenue, 8th Floor, New York, NY, 10017). This Election Form must be received before 12:00 Midnight, Eastern Standard Time, on Friday, March 1, 2002, unless the offer is extended by KPMG Consulting, in its sole discretion. Your eligible options will not be considered tendered until this Election Form is received. We will only accept delivery of the Election Form by electronic mail, interoffice mail, facsimile, or regular or overnight mail. The method of delivery is at your option and risk. You are responsible for making sure that this Election Form is delivered before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure your Election Form is received on time.

     Electronic Delivery of Election Form. You can tender your eligible options for exchange by completing this form on your computer and typing your full name, as it appears on your option agreement, on the signature line. Then send this completed Election Form as an attachment to US-optionexchange@kpmg.com.

2. Except as described in the following sentence, this Election Form must be executed by the optionholder who holds the eligible options to be tendered exactly as such optionholder's name appears on the option agreement and notice of award. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

3. Ensure that you receive a confirmation of receipt of your Election Form from KPMG Consulting via e-mail within five (5) business days, or via mail or facsimile if you requested that we use that method of delivery in connection with this offer. Even if you return your Election Form via electronic mail, we will deliver the confirmation via hard copy if that is how you asked us to deliver documents to you in connection with this offer.

4.   If you would prefer to receive hard copies, via mail or facsimile, of the documents we distribute in connection with this offer rather than receiving electronic copies via your KPMG Consulting e-mail account, you should contact Linda Chan, Stock Plan Manager, as soon as possible via telephone (212-872-4394), facsimile (212-954-7113) or e-mail
     (US-optionexchange@kpmg.com).

5. You can obtain information about your existing options, including grant date, exercise price, vesting schedule and number of underlying shares, at http://www.msdw-spa.com. This site is hosted by our stock option administrators, Morgan Stanley. To access the site you will need your "Login I.D." (which is generally your social security number if you are a U.S. taxpayer, your social insurance number if you are a Canadian resident, and your Stock Plan I.D. if you are an Israeli, Egyptian, Thai or U.K. resident) as well as your six-digit "password," which is your personal identification number or "PIN". If you do not know your PIN, you can call Morgan Stanley's Participant Service Center at 1-888-316-4418 or 1-201-533-4004 to speak with a customer service agent.

KPMG Consulting, Inc. hereby accepts this Election Form and agrees to honor this election.

KPMG CONSULTING, INC.


By:
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                                                                  Date
Name:
Title:



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